UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2015

Century Aluminum Company
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive Suite 1000 Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)
(312) 696-3101
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On December 17, 2015, Century Aluminum Company (the “Company”) issued a press release announcing that its wholly-owned subsidiary, Century Aluminum Sebree LLC, would continue to operate all of the production lines at its Sebree, Kentucky smelter. The Company had previously announced plans to curtail one of Sebree’s three production lines by December 31, 2015. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

On December 18, 2015, the Company issued a press release announcing that its wholly-owned subsidiary, Century Aluminum of South Carolina, Inc., had reached an agreement in principle with the South Carolina Public Service Authority (Santee Cooper) that would allow its Mt. Holly smelter in Goose Creek, South Carolina to operate at half capacity while the state legislature pursues a long-term solution. The agreement is subject to approval by each organization’s board of directors. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release dated December 17, 2015.
99.2	Press Release dated December 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	December 18, 2015	By:	/s/ Jesse E. Gary
			Name: Title:	Jesse E. Gary Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated December 17, 2015.
99.2	Press Release dated December 18, 2015.